UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                                February 14, 2002


                          INTERPLAY ENTERTAINMENT CORP.
             (Exact name of registrant as specified in its charter)

          Delaware                       0-24363                33-0102707
(State or other jurisdiction        (Commission File          (IRS Employer
     of incorporation)                   Number             Identification No.)



     16815 Von Karman Avenue, Irvine, CA                         92606
  (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (949) 553-6655


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ITEM 5. - OTHER EVENTS.

     Interplay Entertainment Corp. (the "Registrant") has received a "deficiency notice" from the Nasdaq staff dated February 14, 2002, stating that for the last 30 consecutive trading days, Interplay's common stock has not maintained a minimum market value of publicly held shares of $15,000,000 and a minimum bid price per share of $3.00 as required for continued listing under Nasdaq Marketplace Rules. Additionally, Interplay does not meet Nasdaq's alternative listing requirements, which require, among other things, that Interplay have a stockholders' equity of $10 million, a minimum market value of publicly held shares of $5,000,000 and a minimum bid price per share of $1.00 Interplay has been provided 90 calendar days, or until May 15, 2002, to regain compliance. A copy of the Registrant's press release, dated February 15, 2002, announcing receipt of the deficiency notice from Nasdaq is attached to this Form 8-K as
Exhibit 99.1 and is incorporated herein by this reference.


ITEM 7. - FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial Statements. None.

          (b)  Pro Forma Financial Information. None.

          (c)  Exhibits.

               Exhibit 99.1 Press Release of the Registrant dated February 15, 2002.


                                     Page 2
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INTERPLAY ENTERTAINMENT CORP.



February 20, 2002                           /S/ JEFF GONZALEZ
                                            -----------------------------------
                                            Jeff Gonzalez
                                            Chief Financial Officer


                                     Page 3
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                                  EXHIBIT INDEX


          EXHIBIT NUMBER                  DESCRIPTION

               99.1          Press Release dated February 15, 2002